EXHIBIT 99.2

RALPH LAUREN CORPORATION
Schedule of Recasted Comparable Store Sales Data in Constant Currency
(Unaudited)

	Twelve Months Ended
	% Change

	March 31, 2018	April 1, 2017	April 2, 2016

North America
Digital commerce	(22%)	(15%)	1%
Excluding digital commerce	(3%)	(9%)	(5%)
Total North America	(7%)	(11%)	(3%)

Europe
Digital commerce	(3%)	6%	31%
Excluding digital commerce	(8%)	(7%)	2%
Total Europe	(7%)	(6%)	4%

Asia(a)	2%	(5%)	(3%)
Total Ralph Lauren	(5%)	(8%)	(2%)

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 (a) Comparable store sales for the Company's Asia segment were comprised primarily of sales made through its stores and concession shops.